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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-45929) and related Prospectus and Prospectus Supplement of Sola International Inc. for the registration of $250,000,000 of common stock and/or debt securities and to the incorporation by reference therein of our report dated June 7, 1996, with respect to the combined financial statements of the Worldwide Ophthalmic Group of American Optical Corporation included in the Current Report on Form 8-K/A (Amendment No. 1) of Sola International Inc. dated May 6, 1996, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                          _____________________________________
                                                    ERNST & YOUNG LLP

Palo Alto, California

March 4, 1998